Exhibit 99.1

Royal Gold Announces Separation of the Wassa and Prestea/Bogoso Stream Agreement, and New Stream Agreement with Future Global Resources Limited

DENVER, COLORADO. OCTOBER 1, 2020: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) announced today that it has completed the separation of the Wassa and Prestea/Bogoso stream agreement into separate stream agreements with Golden Star Resources Limited (“Golden Star”) for the Wassa mine (“Wassa Stream Agreement”), and with Future Global Resources Limited (“FGR”) for the Prestea/Bogoso mines (“Prestea/Bogoso Stream Agreement”), effective September 30, 2020.

Background and Rationale for the Transaction

Royal Gold entered into a stream agreement with Golden Star on May 6, 2015, as amended (the “Original Stream Agreement”), which provides for the right to purchase 10.5% of the gold produced from Golden Star’s Wassa and Prestea/Bogoso mines until an aggregate delivery of 240,000 ounces, after which the stream percentage would decrease to 5.5%.  The cash purchase price for gold was 20% of the spot price per ounce delivered until the aggregate delivery of 240,000 ounces, and 30% of the spot price per ounce delivered thereafter.

On July 27, 2020, Golden Star announced that it signed a binding agreement for the sale of the Prestea/Bogoso mines to FGR, which required the separation of the Original Stream Agreement into separate stream agreements for each of Wassa and Prestea/Bogoso.

From May 6, 2015 through June 30, 2020, approximately 110,500 ounces of payable gold were delivered to Royal Gold from the Wassa and Prestea/Bogoso mines according to the terms of the Original Stream Agreement.  Of this total, 69,700 ounces were delivered from Wassa and 40,800 ounces were delivered from Prestea/Bogoso.

Key Terms of the Wassa Stream Agreement

In summary, the Wassa Stream Agreement gold stream rates and cash purchase prices remain consistent with the Original Stream Agreement, and the gold delivery threshold of 240,000 ounces will apply to the Wassa mine.

Based on the deliveries received from Golden Star under the Original Stream Agreement, as of June 30, 2020, approximately 129,500 ounces remain to be delivered before the 240,000 ounce delivery threshold is reached.

The material terms of the Wassa Stream Agreement, including security and the rights and obligations of both Royal Gold and Golden Star, remain consistent with those in the Original Stream Agreement as they relate to the Wassa mine.

Key Terms of the Prestea/Bogoso Stream Agreement

In summary, the Prestea/Bogoso Stream Agreement provides Royal Gold the right to purchase 5.5% of the gold produced from the Prestea/Bogoso mines in return for a cash purchase price of 30% of the spot price per ounce delivered, consistent with the tail stream interest in the Original Stream Agreement.

The material terms to the Prestea/Bogoso Stream Agreement, including security and the rights and obligations of both Royal Gold and FGR, are substantially consistent with those in the Original Stream Agreement as they relate to the Bogoso/Prestea mines.

Corporate Profile

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production-based interests.  As of June 30, 2020, the Company owned interests on 187 properties on five continents, including interests on 41 producing mines and 17 development stage projects.  Royal Gold is publicly traded on the Nasdaq Global Select Market under the symbol “RGLD.”  The Company’s website is located at www.royalgold.com.

For further information, please contact:

Alistair Baker
Vice President Investor Relations and Business Development
(720) 554-6995

Forward-Looking Statements:  This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements about the new stream agreements.

Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: a low-price environment for gold or other metals; development activities relating to the mines; adverse economic and market conditions; changes in laws or regulations; and other factors described in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2020.  Most of these factors are beyond our ability to predict or control.

Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.